                                                                 DRAFT
                      2,200,000 Shares


              ENGINEERED SUPPORT SYSTEMS, INC.


                        Common Stock
                  par value $.01 per share


                  UNDERWRITING AGREEMENT
                  ----------------------


                                        _____________, 1999

CIBC Oppenheimer Corp.
A.G. Edwards & Sons, Inc.
Paine Webber Incorporated
Pauli Johnson Capital & Research Incorporated
c/o CIBC Oppenheimer Corp.
CIBC Oppenheimer Tower
World Financial Center
New York, New York 10281

On behalf of the Several
Underwriters named on
Schedule I attached hereto

Ladies and Gentlemen:

     Engineered Support Systems, Inc., a Missouri corporation (the "Company") and the selling shareholder named on Part I of Schedule II to this Agreement (the "Firm Shares Selling Shareholder") propose, subject to the terms and conditions contained herein, to sell to you and the other underwriters named on Schedule I to this Agreement (the "Underwriters"), for whom CIBC Oppenheimer Corp., A.G. Edwards & Sons, Inc., Paine Webber Incorporated and Pauli Johnson Capital & Research Incorporated are acting as representatives (the "Representatives"), an aggregate of 2,200,000 shares (the "Firm Shares") of the Company's Common Stock, par value $.01 per share (the "Common Stock"). Of the 2,200,000 Firm Shares, 2,000,000 are to be issued and sold by the Company and 200,000 are to be sold by the Firm Shares Selling Shareholder. In addition, those shareholders of the Company named on
Part II of Schedule II to this Agreement (the "Option Shares Selling Shareholders" and collectively with the Firm Shares Selling Shareholder, the "Selling Shareholders") propose to grant to the Underwriters an option to purchase up to an aggregate of additional 330,000 shares (the "Option Shares") of Common Stock for the purpose of covering over-allotments in connection with the sale of the Firm Shares. The Firm Shares and the Option Shares are hereinafter referred to collectively as the "Shares."


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     1.   Sale and Purchase of the Shares.  On the basis of the
          -------------------------------
representations, warranties and covenants contained in, and subject to the terms and conditions of, this Agreement:

          (a) The Company agrees to issue and sell to the Underwriters 2,000,000 Firm Shares and the Firm Shares Selling Shareholder agrees to sell to the Underwriters 200,000 Firm Shares, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and the Firm Shares Selling Shareholder, at a price of U.S. $_________ per share (the "Initial Price"), the number of Firm Shares set forth opposite the name of such Underwriter under the column "Number of Firm Shares to be Purchased" on Schedule I to this Agreement, subject to adjustment in accordance with Section 11 hereof.

          (b) For purposes of covering over-allotments in connection with the distribution and sale of the Firm Shares, each Option Shares Selling Shareholder grants to the several Underwriters an option to purchase, severally and not jointly, all or any part of the number of Option Shares set forth opposite the name of such Option Shares Selling Shareholder under the column "Number of Option Shares to be Sold" on
Part II of Schedule II to this Agreement, with a per share exercise price equal to the Initial Price. The number of Option Shares to be purchased by each Underwriter will be equal to the same percentage (adjusted by the Representatives to eliminate fractions of shares) of the total number of Option Shares to be purchased by the Underwriters as such Underwriter is purchasing of the Firm Shares. Such option may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time on or before 12:00 noon, New York City time, on the business day two (2) days before the Firm Shares Closing Date (as defined below), and from the time thereafter within thirty (30) days after the date of this Agreement, in each case upon written or telegraphic notice, or verbal or telephonic notice confirmed by written or telegraphic notice, by the Representatives to the Company no later than 12:00 noon, New York City time, on the business day two (2) days before the Firm Shares Closing Date or at least two (2) business days before the Option Shares Closing Date (as defined below), as the case may be, setting forth the number of Option Shares to be purchased and the time and date (if other than the Firm Shares Closing Date) of such purchase.

     2.   Delivery and Payment.  Delivery by the Company of the Firm
          --------------------
Shares to the Representatives for the respective accounts of the Underwriters, and payment of the purchase price therefor by wire transfer payable in New York Clearing House (same day) funds drawn to the order of the Company and the Firm Shares Selling Shareholder against delivery of the Firm Shares to the Representatives for the several accounts of the Underwriters, shall take place at the offices of CIBC Oppenheimer Corp., CIBC Oppenheimer Tower, World Financial Center, New York, New York 10281, at 10:00 a.m., New York City time, (a) if this Agreement is executed and delivered before 4:30 p.m. New York time, on the third business day following the date of this Agreement, (b) if this Agreement is executed and delivered after 4:30 p.m. New York time, on the fourth business day following the date of this Agreement, or (c) at such time on such other date, not later than the fourth business day following the Effective Date (as defined below), as shall be agreed upon by the Company and the Representatives (such time and date of delivery and payment are called the "Firm Shares Closing Date"); provided, however, that if the Company has not made available to the Representatives copies of the Prospectus (as defined below) within the time provided in Section 7(d) hereof, the Firm Shares Closing Date shall be postponed until the second full business day following delivery of copies of the Prospectus to the


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Representatives; and provided, further, that the Company shall provide to the Underwriters wire transfer instructions at least two (2) days prior to the Firm Shares Closing Date.

     In the event the option with respect to the Option Shares is exercised, delivery by the Option Shares Selling Shareholders of the Option Shares to the Representatives for the respective accounts of the Underwriters and payment of the purchase price by wire transfer payable in New York Clearing House (same day) funds drawn to the order of the Option Shares Selling Shareholders against delivery of the Option Shares to the Representatives for the several accounts of the Underwriters, will take place at the offices of CIBC Oppenheimer Corp. specified above at the time and on the date (which may be the same date as, but in no event will be earlier than, the Firm Shares Closing Date) specified in the notice referred to in Section 1(b) hereof (such time and date of delivery and payment are called the "Option Shares Closing Date"). The Firm Shares Closing Date and the Option Shares Closing Date are called, individually, a "Closing Date" and, together, the "Closing Dates."

     The Shares will be registered in such names, and certificates therefor will be in such denominations, as the Representatives shall request at least two (2) business days before the Firm Shares Closing Date or, in the case of Option Shares, on the day of notice of exercise of the option as described in Section 1(b) hereof, and will be made available to the Representatives for checking and packaging, at such place as is designated by the Representatives, one (1) full business day before the Firm Shares Closing Date (or the Option Shares Closing Date in the case of the Option Shares).

     It is understood that you, individually, and not as the Representatives of the several Underwriters, may (but shall not be obligated to) make payment of the purchase price on behalf of any Underwriter or Underwriters whose check or checks shall not have been received by you prior to the Closing Date for the Firm Shares or the Option Shares to be purchased by such Underwriter or Underwriters. Any such payment by you shall not relieve any such Underwriter or Underwriters of any of its or their obligations hereunder.

     3.   Registration Statement and Prospectus:  Public Offering.
          -------------------------------------------------------

          (a) The Company has prepared, in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder (the "Securities Act Rules") promulgated by the Securities and Exchange Commission (the "Commission"), a registration statement on Form S-2 (No. 333-74135), including a preliminary prospectus, relating to the Shares, and has filed with the Commission such registration statement and such amendments thereto as may have been required to the date of this Agreement. Copies of such Registration Statement (including all amendments thereof) and of the related preliminary prospectus have heretofore been delivered by the Company to the Representatives.

          (b) As used in this Agreement, the following terms have the following meanings:



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               (i)     "Effective Date" means each date on which the
Registration Statement and each post-effective amendment thereto, if any, was declared effective by the Commission.

               (ii) "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement (including all documents incorporated by reference therein) or (A) if Rule 430(A) of the Securities Act Rules is relied on, the term, "Prospectus" means the final prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act Rules and (B) if Rule 434 of the Securities Act Rules is relied on, then (1) the term "Prospectus" means the "prospectus subject to completion" (as such term is defined in Rule 434(g) of the Securities Act Rules) together with the term sheet (the "Term Sheet") required under Rule 434(b) of the Securities Act Rules and (2) the date of such Prospectus shall be deemed to the date of the Term Sheet.

               (iii)   "preliminary prospectus" means each
preliminary prospectus (as described in Rule 434 of the Securities Act Rules), including all documents incorporated by reference therein, relating to the Shares and filed with the Commission; and

               (iv)    "Registration Statement" means the
registration statement described in Section 3(a) hereof and any registration statement filed pursuant to Rule 462(b) of the Securities Act Rules, including all documents incorporated by reference therein and all exhibits filed therewith or incorporated by reference therein, in the form it became effective, and including all information, if any, deemed to be part of the registration statement pursuant to Rule 430A of the Securities Act Rules.

     Any reference to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-2 under the Securities Act, as of the date of the Registration Statement or the Prospectus, as the case may be. As used in this Agreement, the term "Incorporated Documents" means the documents which at the time are incorporated by reference in the Registration Statement, the Prospectus or any amendment or supplement therein.

          (c) The Company understands that the Underwriters propose to make a public offering of the Shares as set forth in and pursuant to the Prospectus, as soon after the Effective Date and the date of this Agreement as the Representatives deem advisable. The Company herein confirms that the Underwriters and dealers have been authorized to distribute or cause to be distributed each preliminary prospectus and are authorized to distribute the Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Underwriters).

     4.   Representations, Warranties and Certain Covenants of the
          --------------------------------------------------------
Company and the Selling Shareholders.
------------------------------------

          (a) The Company represents, warrants and covenants to each Underwriter and each Selling Shareholder as follows:

               (i) The Company meets the requirements for use of Form S-2 under the Securities Act. The Registration Statement has become effective and complied on the



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Effective Date, and will comply on each Closing Date and on the date any post-effective amendment to the Registration Statement shall become effective, with the applicable provisions of the Securities Act, the Securities Act Rules, the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations of the Commission promulgated under the Exchange Act (the "Exchange Act Rules"). Each preliminary prospectus, as of its date, and as of the date it, or any supplement or amendment thereto, was filed with the Commission, complied with the applicable provisions of the Securities Act, the Securities Act Rules, the Exchange Act and the Exchange Act Rules. The Prospectus, as of its date and as of the date on which any supplement or amendment thereto was filed with the Commission, complied with, and will comply on each Closing Date and on the date any supplement or amendment thereto is filed with the Commission, with the applicable provisions of the Securities Act, the Securities Act Rules, the Exchange Act and the Exchange Act Rules. No order preventing or suspending the use of the Registration Statement, any preliminary prospectus or the Prospectus has been issued by the Commission.

               (ii) The Registration Statement did not on the Effective Date, and will not on each Closing Date and on the date any post-effective amendment to the Registration Statement shall become effective, contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Each preliminary prospectus did not on its date or on the date any supplement or amendment thereto was filed with the Commission, contain an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Prospectus did not on its date, and did not or will not on each Closing Date and on the date any supplement or amendment thereto or was filed with the Commission, contain an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (iii) The Incorporated Documents heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and the Exchange Act Rules; and no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     Notwithstanding the foregoing, none of the representations and warranties in this Section 4 applies to statements in, or omissions from, the Registration Statement or the Prospectus made in reliance upon, and in conformity with, information furnished in writing to the Company by the Underwriters for use in such document. With respect to the preceding sentence, the Company and the Selling Shareholders acknowledge that only information furnished in writing by the Underwriters for use in any such document is [the ________ paragraph(s)] on the cover page of the Prospectus, the paragraph with respect to stabilization and market making on [the inside front cover page of the Prospectus] and the information contained in paragraphs _____ and _____ under the caption "Underwriting" in the Prospectus.


                                -5-
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               (iv)    The financial statements of the Company and
its Subsidiaries (as defined below), including all notes and schedules thereto, included or incorporated by reference in the Registration Statement or the Prospectus present fairly the financial position, results of operations, the statements of cash flows and the statements of shareholders' equity and other information purported to be shown therein of the Company and its Subsidiaries at the respective dates and for the respective periods to which they apply. Such financial statements have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved, and include all adjustments necessary for a fair presentation of the results for such periods; and the other financial and statistical information and data included or incorporated by reference in the Registration Statement, the Prospectus or any preliminary prospectus present fairly the information shown therein and have been prepared on a basis consistent with such financial statements and the books and records of the Company. The sections entitled "Summary Consolidated Historical and Unaudited Pro Forma Financial Information" and "Selected Consolidated Financial Information" included in the Prospectus present fairly the information shown therein at the respective dates and for the respective periods specified and have been presented on a basis consistent with the financial statements so included or incorporated by reference in the Prospectus and other financial information and the Company's audited financial statements not included or incorporated by reference in the Prospectus. The pro forma balance sheet and statement of income data in the Prospectus have been prepared in accordance with the applicable Securities Act Rules and include all adjustments necessary for a fair presentation of the pro forma financial position and results of operations of the Company and its Subsidiaries as of the dates and for the periods to which they apply. Except as otherwise expressly specified in the Registration Statement or the Prospectus, such financial statements are in accordance with the books and records of the Company and its Subsidiaries in all material respects. No other financial statements are required by the applicable form of the Registration Statement or the Prospectus or otherwise to be included or incorporated by reference in the Registration Statement or the Prospectus.

               (v)     PricewaterhouseCoopers LLP, and Arthur
Andersen LLP whose reports are filed with the Commission as a part of the Registration Statement, are, and during the period covered by their respective reports were, independent public accountants as required by the Securities Act and the Securities Act Rules.

               (vi) There is no corporation or other entity that is directly or indirectly owned, in whole or in part, or controlled by the Company except for Engineered Air Systems, Inc., Associated Products USA, Inc., Engineered Specialty Plastics, Inc., LifeTime Faucets, Inc., Engineered Coil Company, Inc., Air Eagle Holdings, Inc., Keco Industries, Inc. and Engineered Electric Company (individually, a "Subsidiary" and collectively, the "Subsidiaries"). Neither the Company nor any of its Subsidiaries owns, directly or indirectly, any interest in, or controls, directly or indirectly, any corporation, partnership, joint venture, association or other business corporation other than the Company's Subsidiaries or as disclosed in the Registration Statement and the Prospectus.

               (vii) Each of the Company and its Subsidiaries are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of organization and are duly qualified as a foreign corporation in each jurisdiction where such qualification is required, except for such jurisdictions where the failure to so qualify, individually


                                -6-
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or in the aggregate, would not have a material adverse effect on the assets, properties, business, results of operations, prospects or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole (a "Material Adverse Effect"). Neither the Company nor any of its Subsidiaries owns, leases or licenses any asset or property or conducts any business outside the United States of America that is required to be disclosed in the Registration Statement and the Prospectus other than as disclosed in the Registration Statement and the Prospectus. Each of the Company and its Subsidiaries has all requisite power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates, franchises, and permits of and from all governmental or regulatory bodies or any other person or entity ("Permits"), to own, lease and license their respective assets and properties and conduct their respective businesses as now being conducted and as described in or contemplated by the Prospectus, except for such Permits which the failure to obtain, individually or in the aggregate, would not have a Material Adverse Effect; no such Permit contains a materially burdensome restriction other than as disclosed in the Registration Statement and the Prospectus; the Company and its Subsidiaries have fulfilled and performed in all material respects their obligations with respect to such Permits and, to the knowledge of the Company, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof, or any other material impairment of the rights of the holder thereof; and the Company has the requisite corporate power and authority, and such Permits to enter into, deliver and perform this Agreement and to issue and sell the Shares (except as may be required under the Securities Act, the Exchange Act, under state and foreign securities and Blue Sky laws and from the National Association of Securities Dealers, Inc. (the "NASD")). The Company and each of its Subsidiaries has, and at the Closing Date will have, all security clearances necessary to complete all current contracts or agreements between the Company or any of its Subsidiaries, on the one hand, and any Federal or state regulatory body, administrative agency or other governmental body, domestic or foreign, on the other hand.

               (viii) Except as set forth in the Prospectus, each of the Company and its Subsidiaries own or possess adequate and enforceable rights, either as owner or licensee, to use all patents, trade secrets, trademarks, service marks, copyrights, licenses, know-how and other similar rights and proprietary knowledge (collectively, the "Intangibles") necessary for the conduct of their respective businesses as described in or as contemplated by the Prospectus. Except as set forth in the Prospectus, neither the Company nor any of its Subsidiaries has infringed, is infringing or has received any notice of asserted rights of others with respect to any Intangibles. The expiration of any Intangibles would not have a Material Adverse Effect.

               (ix) Each of the Company and its Subsidiaries has good and marketable title in fee simple to each of the items of real property and good and marketable title to each of the items of personal property reflected in the financial statements referred to in Section 4(a)(iv) hereof or described in the Prospectus as being owned by any of them and valid and enforceable leasehold interests in each of the items real and personal property that are referred to in the Prospectus as being leased by any of them, in each case, free and clear of all liens, encumbrances, claims, security interests and defects ("Liens"), other than those which do not and will not have a Material Adverse Effect.

               (x) Except as described in the Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, pending



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or, to the Company's knowledge, threatened (and the Company does not know of any basis therefor) against, or involving the assets, properties or business of, the Company or any of its Subsidiaries or their respective directors or officers.

               (xi) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as described therein, (A) there has not been any material adverse change in the assets, properties, business, results of operations, prospects or condition (financial or otherwise) of the Company and its Subsidiaries, whether or not arising from transactions in the ordinary course of business, (B) neither the Company nor any of its Subsidiaries has sustained any material loss or interference with the Company's assets, business, or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree which would have a Material Adverse Effect and (C) since the date of the latest balance sheet included in the Prospectus, except as reflected therein, neither the Company nor any of its Subsidiaries has (1) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except liabilities or obligations incurred in the ordinary course of business or borrowing under the Company's existing credit facilities), (2) entered into any material transactions not in the ordinary course of business or (3) declared or paid any dividend or made any distribution on any shares of its capital stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its capital stock.

               (xii)   Neither the Company nor any of its
Subsidiaries nor, to the Company's knowledge, any other party, is in default in the observance or performance of any term or obligation to be performed under any contract, indenture, note, agreement, instrument, lease, license, arrangement or understanding (collectively, a "Contract") to which the Company or any of its Subsidiaries is a party or by which their respective properties or businesses are bound and no event has occurred that with notice or lapse of time or both would constitute such a default, in any such case, which default or event would have a Material Adverse Effect. Each such Contract is in full force and effect and is the legal, valid and binding obligation of the Company or its Subsidiary, as applicable, and to the Company's knowledge, the other party or parties thereto, and is enforceable by the Company or its Subsidiary, as applicable. There is no document or Contract of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement or any Incorporated Document which is not described or filed as required.

               (xiii)  Neither the Company nor any of its
Subsidiaries is in violation of any term or provision of its certificate or articles of incorporation, articles of amalgamation, by-laws, operating agreement or other charter, organizational or governing document, as applicable (collectively, "Charter Documents").

               (xiv)   Neither the execution, delivery and
performance of this Agreement by the Company nor the consummation of any of the transactions contemplated hereby (including without limitation, the issuance and sale by the Company of the Shares) nor the application of the net proceeds from the offering and sale of the Shares in the manner set forth in the Prospectus under the heading "Use of Proceeds" will (A) give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any



                                -8-
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term or provision of, or constitute a default (or an event that with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, any Contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties or businesses is bound or any Permit, judgment, order, statute, rule or regulation applicable to the Company or any of its Subsidiaries (B) result in the execution or imposition of any Lien upon any properties or assets of the Company or any of its Subsidiaries or (C) violate any provision of their respective Charter Documents.

               (xv)    The authorized, issued and outstanding
capital stock of the Company on (A) an actual basis (prior to the sale of the Firm Shares), and (B) on an as adjusted basis (after giving effect to the sale of the Firm Shares) is as set forth under the caption "Capitalization" in the Prospectus (including the assumptions set forth in the introductory paragraph to the table and the footnotes to the table) as of the date specified therein. The description of the capital stock of the Company in the Registration Statement and the Prospectus is, and at each Closing Date will be, complete and accurate in all material respects. There have been no changes in the outstanding capital stock of the Company since that date. The certificates evidencing the Shares are in due and proper legal form and have been duly authorized for issuance by the Company. All of the issued and outstanding securities of the Company and each of its Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with Federal, state, local and other applicable laws and were issued without violation of any preemptive, co-sale or other rights. The Shares, when issued and sold pursuant to this Agreement, will be duly authorized and validly issued and fully paid and nonassessable and the Underwriters will receive good and marketable title to such Shares, free and clear of all Liens. There are no preemptive, co-sale or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any of the securities of the Company or any of its Subsidiaries pursuant to their respective Charter Documents or any Contract to which the Company or any of its Subsidiaries is a party or by which any of them or any of their respective assets or properties may be bound. Except as disclosed in the Registration Statement and the Prospectus, there is no outstanding option, warrant, agreement or other right calling for the issuance or redemption of, and there is no commitment, plan or arrangement to issue or redeem, any securities of the Company or any of its Subsidiaries.
The Company owns, beneficially and of record, all of the securities of each of its Subsidiaries free and clear of any Liens, other than those described in the Prospectus. Except as disclosed in the Prospectus, neither the Company nor any of its Subsidiaries has any agreement or understanding with respect to the acquisition or purchase of the securities of or owned by any person or entity or the acquisition of the business, assets or liabilities of any person or entity, and neither the Company nor any of its Subsidiaries has any agreement or understanding with respect to the disposition or sale of their respective business, assets or property.

               (xvi) There are no holders of securities of the Company or any of its Subsidiaries who, by reason of the filing of the Registration Statement under the Securities Act, the execution by the Company of this Agreement or otherwise, have the right, not previously satisfied or waived, to request or demand that the Company register under the Securities Act or any Blue Sky or state securities laws such securities held by them at any time during the period ending 180 days after the date of this Agreement.



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               (xvii)  Each of the Company's officers and directors
and each Selling Shareholder has delivered to CIBC Oppenheimer Corp. its written agreement (collectively, the "Lock-Up Agreements") that they will not for a period of 90 days after the date of the Prospectus (the "Lock-Up Period"), offer to sell, contract to sell or otherwise sell, dispose of loan, pledge or grant any rights with respect to (collectively, a "Disposition") any shares of Common Stock, any options or warrants to purchase any shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock (collectively, "Securities") now owned or hereafter acquired directly by such person or with respect to which such person has or hereafter acquires the power of disposition, otherwise than (A) as a bona fide gift or gifts, provided the donee or donees thereof agree in writing to be bound by this restriction, (B) as a distribution to partners or shareholders of such person, provided that such partners or shareholders agree in writing to be bound by the terms of this restriction, or (C) with the prior written consent of CIBC Oppenheimer Corp. The foregoing restriction has been expressly agreed to preclude a holder of Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Securities during the Lock-Up Period, even if such Securities would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Securities or with respect to any security (other than a broad-based market basket or index) that includes, relates to, or derives any significant part of its value from, Securities.
Furthermore, such person has also agreed and consented to the entry of stop transfer instructions with the Company's transfer agent against the transfer of the Securities held by such person except in compliance with this restriction. The Company has provided to counsel for the Underwriters true, accurate and complete copies of all of the Lock-Up Agreements presently in effect or effected hereby. The Company hereby represents and warrants that it will not release any of its officers or directors from any Lock-Up Agreements currently existing or hereafter effected without the prior written consent of CIBC Oppenheimer Corp.

               (xviii) The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement. The execution and delivery of this Agreement and the performance by the Company of its obligations under this Agreement and the performance by the Company of its obligations under this Agreement have been duly and validly authorized by all requisite corporate action on the part of the Company. This Agreement is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting creditors' rights generally or by the application of equitable principles.

               (xix) No labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the Company's knowledge, is threatened, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, distributors or contractors that would have a Material Adverse Effect. The Company is not aware of any threatened or pending litigation or dispute between the Company or its Subsidiaries and any of their executive officers or key employees which, if adversely determined, could have a Material Adverse Effect and has no reason to believe that any such officers or employees will not remain in the employment of the Company for the foreseeable future.

               (xx) No transaction has occurred between or among the Company or any of its Subsidiaries and any of their officers, directors or five percent (5%) shareholders or any affiliate or affiliates of any such officer, director or five percent (5%) shareholder that is required to be described in the Registration Statement, the Prospectus or the Incorporated Documents except those that have been so disclosed.

               (xxi)   Neither the Company nor any of its
Subsidiaries has taken, or will take, directly or indirectly, any action designed, or that might reasonably be expected, to cause or result in, or that has constituted, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock.

               (xxii) Each of the Company and its Subsidiaries has filed all Federal, state, local and foreign tax returns that were required to be filed to the date hereof (each of which returns are true, correct and complete in all material respects), or has received extensions thereof, and has paid all taxes shown on such returns and all assessments received by it to the extent that the same are material and have become due, and there are no tax audits or investigations pending which, if adversely determined, would have a Material Adverse Effect.

               (xxiii) The books, records and accounts of the Company and its Subsidiaries accurately and fairly reflect, in reasonable detail, all transactions in and dispositions of the assets of, and the results of operations of, the Company and its Subsidiaries. Each of the Company and its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (C) access to assets is permitted only in accordance with management's general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               (xxiv)  Neither the Company nor any of its
Subsidiaries nor any director, officer, employee, consultant or agent of the Company or any of its Subsidiaries (in the course of such person's actions for, or on behalf of, the Company or such Subsidiary) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity or made any direct or indirect unlawful payment to any foreign or domestic governmental official or employee from corporate funds. Neither the Company nor any of its subsidiaries nor, to the Company's knowledge, any employee or agent of the Company or any subsidiary has received or retained any funds in violation of any law, rule or regulation. Neither the Company nor any of its Subsidiaries nor, to the Company's knowledge, any director, officer, employee, consultant or agent of the Company or its Subsidiaries (in the course of such person's actions for, or on behalf of, the Company or such Subsidiary) has violated or is in violation of any provisions of the Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence, payment, kickback or other unlawful payment.

               (xxv) Each approval, consent, order, authorization, designation, declaration or filing of, or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated required by the NASD or as may be necessary to qualify the Shares for public offering by the Underwriters under state or foreign securities or Blue Sky laws, has been obtained or made and is in full force and effect.

               (xxvi) The Shares have been duly authorized for quotation on The Nasdaq National Market ("NMS") upon official notice of issuance. The Company has duly executed a Nasdaq National Market Notification Form for Listing of Additional Shares. A registration statement relating to the Common Stock has been filed on Form 8-A pursuant to Section 12 of the Exchange Act.

               (xxvii) The Company has duly filed on a timely basis with the Commission all reports, registration statements and other documents required by the Securities Act, the Securities Act Rules, the Exchange Act and the Exchange Act Rules. All of such reports, registration statements and other documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Act, the Securities Act Rules, the Exchange Act and the Exchange Act Rules, as appropriate. None of such reports, registration statements or other documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

               (xxviii) There are no affiliations with the NASD among the Company's officers, directors or, to the Company's knowledge, any five percent (5%) or greater securityholder of the Company, except as disclosed in writing to the Representatives.

               (xxix) The Company has not distributed and, prior to the last to occur of (i) the last Closing Date or (ii) completion of the distribution of the Shares, will not distribute without the prior written consent of the Representatives any offering material directly or indirectly in connection with the offering and sale of the Shares other than the preliminary prospectus and the Prospectus.

               (xxx) The Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions described in the Prospectus. Each of the Company and its Subsidiaries maintains insurance of the types and in the amounts generally deemed adequate for their respective businesses including, but not limited to, insurance covering real and personal property owned or leased by the Company or such Subsidiary against theft, damage, destruction, acts of vandalism and all other risk customarily insured against, all of which insurance is in full force and effect. Neither the Company nor any of its Subsidiaries has been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it or any of its Subsidiaries will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not result in a Material Adverse Effect. The Company has insurance covering the Company, its officers and directors for claims of up to $_________ arising under the Securities Act, the Securities Act Rules, the Exchange Act and the Exchange Act Rules as well as the laws of the states and other jurisdictions in which the Shares are sold that relate to any untrue statement or alleged untrue statement of material fact or any omission or alleged omission of material fact in the Registration Statement or Prospectus.

               (xxxi)  There are no outstanding loans, advances
(except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any of its Subsidiaries to or for the benefit of any of the officers or directors of the Company or any of its Subsidiaries or any affiliate or related person of any of them.

               (xxxii) (A)    There has been no storage, disposal,
          generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its Subsidiaries (or, to the knowledge of the Company, any of their respective predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or any of its Subsidiaries, in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or could not be reasonably likely to have, individually or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substance due to or caused by the Company or any of its Subsidiaries has knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, individually or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and release, a Material Adverse Effect; and the terms "hazardous wastes," "toxic wastes," "hazardous substances" and "medical wastes" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

                       (B) (1) Each of the Company and its Subsidiaries are in compliance in all material respects with all rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment ("Environmental Laws") that are applicable to their respective businesses, (2) neither the Company nor any of its Subsidiaries has received any notice from any governmental authority or third party of an asserted claim under Environmental Laws, (3) each of the Company and its Subsidiaries have received all Permits and other approvals required of it under applicable Environmental Laws to conduct their respective businesses and is in compliance with all terms and conditions of any such permit, license or approval, and (4) no property that is or has been owned, leased or occupied by the Company or any of its Subsidiaries has been designated as a Superfund site pursuant to the Comprehensive Environmental Response, Compensation and
          Liability Act
          of 1980, as amended (42 U.S.C. Section 9601 et seq.), or otherwise designated as a contaminated site under applicable Federal, state or local law.

               (xxxiii) The Company is not, and after application of the net proceeds from the offering as described in the Prospectus will not be, an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

               (xxxiv) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes.

               (xxxv) The Company is in full compliance with the Marketplace Rules of the National Association of Securities Dealers with respect to its audit committee, including, without limitation, Rule 4460, which requires that an issuer maintain an audit committee composed of a majority of independent directors.

          (b) Each of the Selling Shareholders, severally and not jointly, represents, warrants and covenants to each Underwriter as follows:

               (i) the Michael F. Shanahan Sr. First Amended and Restated Revocable Living Trust and The Shanahan Family Voting Trust each have been duly organized and each is validly existing in good standing under the laws of the state of its organization;

               (ii) Such Selling Shareholder has all requisite power and authority to execute, deliver and perform its obligations under this Agreement. The execution and delivery of this Agreement and the performance by such Selling Shareholder of its obligations under this Agreement have been duly and validly authorized by all requisite action on the part of such Selling Shareholder. This Agreement is a legal, valid and binding agreement of such Selling Shareholder enforceable against such Selling Shareholders in accordance with its terms, except as such enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting creditors' rights generally or by the application of equitable principles.

               (iii) Such Selling Shareholder has duly executed and delivered a custody agreement with respect to such Selling Shareholder (the "Custody Agreement") in the form heretofore delivered to the Representatives, appointing [INSERT NAME OF ATTORNEY-IN-FACT] as such Selling Shareholder's attorney-in-fact (the "Attorney-in-Fact") with authority to execute, deliver and perform this Agreement on behalf of such Selling Shareholder and appointing ______________________, as custodian thereunder (the "Custodian"). Certificates in negotiable form, endorsed in blank or accompanied by blank stock powers duly executed, with signatures appropriately guaranteed, representing the Shares to be sold by such Selling Shareholder hereunder have been deposited with the Custodian pursuant to the Custody Agreement for the purpose of delivery pursuant to this Agreement. Such Selling Shareholder has full power and authority to enter into the Custody Agreement and to perform its obligations thereunder. The execution and delivery of the Custody Agreement have been duly authorized by all necessary action of such Selling Shareholder; the Custody Agreement has been duly executed and delivered by such

Selling Shareholder and, assuming due authorization, execution and delivery by the Custodian, is the legal, valid, binding instrument of such Selling Shareholder, enforceable in accordance with its terms.
Such Selling Shareholder agrees that each of the Shares represented by the certificates on deposit with the Custodian is subject to the interests of the Underwriters, the Company and the other Selling Shareholders hereunder, that the arrangements made for such custody, the appointment of the Attorney-in-Fact and the right, power and authority of the Attorney-in-Fact to execute and deliver this Agreement and to carry out the terms of this Agreement are to that extent irrevocable and that the obligations of such Selling Shareholder hereunder shall not be terminated, except as provided in this Agreement or the Custody Agreement, by any act of such Selling Shareholder, by operation of law, or otherwise, whether by its liquidation or dissolution. If any Selling Shareholder shall liquidate or dissolve or if any other event should occur, before the delivery of such Shares hereunder, the certificates for such Shares deposited with the Custodian shall be delivered by the Custodian in accordance with the respective terms and conditions of this Agreement as if such liquidation or dissolution or other event had not occurred, regardless of whether or not the Custodian or the Attorney-in-Fact shall have received notice thereof.

               (iv)    Neither the execution, delivery and
performance of this Agreement and the Custody Agreement by or on behalf of such Selling Shareholder nor the consummation of any of the transactions contemplated hereby and thereby (including without limitation, the sale of Shares by such Selling Shareholder) will (A) give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event that with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, any Contract to which such Selling Shareholder is a party or by which such Selling Shareholder or any of such Selling Shareholder's properties or businesses is bound or any Permit, judgment, order, statute, rule or regulation applicable to such Selling Shareholder or (B) result in the execution or imposition of any Lien upon any properties or assets of such Selling Shareholder.

               (v) Such Selling Shareholder will have at each Closing Date, good and marketable title to the Shares to be sold by such Selling Shareholder to the Underwriters on such Closing Date hereunder, free and clear of any security interest, mortgage, pledge, lien, encumbrance, restrictions on transfer, claim or equity; and upon delivery to the Underwriters of the Shares to be sold by such Selling Shareholder hereunder and payment of the purchase price therefor by the Underwriters as herein contemplated, each of the Underwriters will receive good and marketable title to its ratable share of the Shares purchased by it from such Selling Shareholder, free and clear of any Lien.

               (vi) All authorizations, approvals and consents necessary for the execution, delivery and performance by or on behalf of such Selling Shareholder of this Agreement and the Custody Agreement, and the sale and delivery by such Selling Shareholder to the Underwriters of the Shares to be sold by such Selling Shareholder hereunder (other than, at the time of the execution hereof, the issuance of the order of the Commission declaring the Registration Statement effective and such authorizations, approvals or consents as may be necessary under state securities laws) have been obtained and are in full force and effect; and such Selling Shareholder has all requisite right, power and authority to enter into and perform its obligations under this Agreement and the Custody Agreement and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder to the Underwriters hereunder.

               (vii)   To the best knowledge of such Selling
Shareholder (without inquiry or investigation), each of the Registration Statement and the Prospectus does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and each Preliminary Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (viii) Such Selling Shareholder has not taken, and will not take, directly or indirectly, any action designed, or that might reasonably be expected, to cause or result in, or that has constituted, or that might reasonably be expected to constitute, stabilization or manipulation of the price of the Common Stock of the Company to facilitate the sale or resale of the Shares pursuant to the distribution contemplated by this Agreement, and other than as permitted by the Securities Act, such Selling Shareholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares.

               (ix)    The sale by such Selling Shareholder of
Shares pursuant hereto is not prompted by any adverse information concerning the Company that is not set forth in the Registration
Statement or the Prospectus.

               (x)     Such Selling Shareholder has reviewed the
Prospectus and the Registration Statement, and the information regarding such Selling Shareholder set forth therein under the caption "Principal and Selling Shareholders" is complete and accurate.

               (xi) At the Time of Delivery, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of Shares to be sold by such Selling Shareholder to the several Underwriters hereunder will have been fully paid or provided for by such Selling Shareholder and all laws imposing such taxes will have been fully complied with.

               (xii) The Selling Shareholder has not distributed and, prior to the last to occur of (i) the last Closing Date or (ii) completion of the distribution of the Shares will not distribute without the prior written consent of the Representatives any offering material directly or indirectly in connection with the offering and sale of the Shares.

               (xiii) None of the Company, counsel to the Company, the Underwriters, or counsel to the Underwriters, or any of them, has made any representations or warranties or provided any information to such Selling Shareholder with respect to the tax consequences of the sale of the Shares.

     5.   Conditions of the Underwriters' Obligations.  The
          -------------------------------------------
obligations of the Underwriters under this Agreement are several and not joint. The respective obligations of the Underwriters to purchase the Shares to be delivered at each Closing Date are subject to fulfillment of each of the following terms and conditions:

          (a) Notification that the Registration Statement has become effective and the Prospectus was timely filed with the Commission shall have been received by the Representatives.

          (b) No order preventing or suspending the use of any preliminary prospectus or the Prospectus was or shall be in effect, no order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission or the securities authorities of any state or other jurisdiction and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Representatives.

          (c) The representations and warranties of the Company and each Selling Shareholder contained in this Agreement and in the certificate delivered pursuant to Sections 5(e) and 5(f) hereof shall have been true and correct in all respects when made and shall be true and correct in all respects on and as of each Closing Date as if made on such date, and the Company shall have performed all covenants and agreements and satisfied all the conditions contained in this Agreement required to be performed or satisfied by it at or before such Closing Date.

          (d) The Representatives shall have been satisfied that (i) as of each Closing Date, the statements made in the Registration Statement and the Prospectus were true and correct and none of such documents omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) since the Effective Date, no event has occurred that should have been set forth in the Prospectus that has not been so set forth, (iii) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any Material Adverse Effect or any development involving a prospective Material Adverse Effect and, since such dates, except in the ordinary course of business, neither the Company nor any of its Subsidiaries has entered into any material transaction not described in the Prospectus, (iv) neither the Company nor any of its Subsidiaries has any material contingent obligations that are not disclosed in the Registration Statement and the Prospectus, (v) there are no pending or known threatened legal proceedings to which the Company or any of its Subsidiaries is a party or of which property of the Company or any of its Subsidiaries is the subject that might result in a Material Adverse Effect and that are not disclosed in the Prospectus, (vi) there is no Contract that is required to be filed as an exhibit to the Registration Statement or the Incorporated Documents that has not been so filed, and (vii) there has not been any material change in the market for securities in general or in political, financial or economic conditions from those reasonably foreseeable as to render it impracticable in the Representatives' reasonable judgment to make a public offering of the Shares, or a material adverse change in market levels for securities in general (or those of companies in particular) in financial or economic conditions that render it inadvisable to proceed.

          (e) The Representatives shall have received on the Closing Date a certificate, dated the Closing Date, signed by the Chief Executive Officer of the Company stating that he has carefully examined the Registration Statement and the Prospectus and that the statements included in Sections 5(b), 5(c) and clauses (i) through (vi) of Section 5(d) hereof are true and correct.

          (f) The Representatives shall have received on the Closing Date a certificate, dated the Closing Date, signed by each of the Selling Shareholders, stating that each has carefully examined the Registration Statement and the Prospectus and that the statements included in Sections 5(b), 5(c) and clauses (i) and (ii) of Section 5(d) hereof are true and correct.

          (g) The Representatives shall have received at the time this Agreement is executed and on each Closing Date a letter or letters signed by PricewaterhouseCoopers LLP, addressed to the Company and the Representatives and dated, respectively, the date of this Agreement and each such Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Securities Act and the Securities Act Rules, that the response to Item 10 of the Registration Statement is correct insofar as it relates to them and stating in effect that:

               (i) in their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and pro forma financial information) examined by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act, the Securities Act Rules, the Exchange Act or the Exchange Act Rules, as applicable; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company and its Subsidiaries for the periods specified in such letter, as indicated in their reports thereon, copies of which have been separately furnished to the Representatives;

               (ii) they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus or the Incorporated Documents, as indicated in their reports thereon, copies of which have been separately furnished to the Representatives; and on the basis of specified procedures, including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (v)(A)(1) below comply as to form in all material respects with the applicable accounting requirements of the Securities Act, the Securities Act Rules, the Exchange Act or the Exchange Act Rules, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act, the Securities Act Rules, the Exchange Act and the Exchange Act Rules;

               (iii) the unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company and its Subsidiaries for the five (5) most recent fiscal years included in the Prospectus and included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for such five (5) fiscal years which were included or incorporated by reference in the Company's Annual Reports on Form 10-K for such fiscal years;

               (iv) they have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302, 402 and 503(d), respectively, of Regulation S-K;

               (v) on the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its Subsidiaries, inspection of the minute books of the Company and its Subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company and its Subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                       (A) (1) the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus or included or incorporated by reference in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the Exchange Act Rules, or (2) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus or included in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus, for them to be in conformity with generally accepted accounting principles;

                       (B)    any other unaudited income statement
          data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

                       (C) the unaudited financial statements which were not included in the Prospectus but from which were derived the unaudited condensed financial statements referred to in paragraph (A) above and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in paragraph (B) above were not determined on a basis substantially consistent with the basis for the audited financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

                       (D)    any unaudited pro forma consolidated
          condensed financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Act Rules or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

                       (E)    as of a specified date not more than
          five (5) days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet included or incorporated by reference in the Prospectus) or any increase in the consolidated long-term debt of the Company and its Subsidiaries, or any decreases in consolidated net current assets or shareholders' equity or other items specified by the Representative, or any increase in any items specified by the Representative, in each case as compared with amounts shown in the last balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                       (F)    for the period from the date of the
          latest financial statements included or incorporated by reference in the Prospectus to the specified date referred to in paragraph (E) above there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

               (vi) in addition to the examination referred to in their reports included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iv) and (v) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives which are derived from the general accounting records of the Company and its Subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference) or in
Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives or in documents incorporated by reference in the Prospectus specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its Subsidiaries and have found them to be in agreement.

     References to the Registration Statement and the Prospectus in this paragraph (f) are to such documents as amended and supplemented at the date of the letter.

     The letter will not disclose any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its Subsidiaries, taken as a whole, that in the Representatives' sole judgment makes it impracticable or inadvisable to proceed with the sale of Shares on such Closing Date.

          (h) The Representatives shall have received at the time this Agreement is executed and on each Closing Date a letter or letters signed by Arthur Andersen LLP, addressed to the Company and the Representatives and dated, respectively, the date of this Agreement and each such Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Securities Act and the Securities Act Rules, that the response to Item 10 of the Registration Statement is correct insofar as it relates to them and stating in effect that, in their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act, the Securities Act Rules, the Exchange Act or the Exchange Act Rules, as applicable.

     References to the Registration Statement and the Prospectus in this paragraph (g) are to such documents as amended and supplemented at the date of the letter.

          (i) Armstrong, Teasdale, LLP, counsel for the Company, shall have furnished to the Representatives their written opinion, dated such Closing Date, in form and substance satisfactory to the Representatives, to the effect that:

               (i) the Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Missouri;

               (ii) the Company is duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which failure to be so qualified would subject it to material liability or disability;

               (iii) each of the Company's Subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of their respective jurisdictions of incorporation. Each of the Company's Subsidiaries is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect. All the outstanding shares of capital stock of each of the Company's Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and, to the best of such counsel's knowledge, are wholly-owned by the Company, free and clear of any pledge, lien, encumbrance, security interest, restriction, claim, equitable interest or other defect in title;

               (iv) the Company and each of its Subsidiaries has the requisite corporate power and authority to own, lease and license its assets and properties and conduct its business as described in the Registration Statement and the Prospectus;

               (v) to the best of such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property of the Company or any of its Subsidiaries is the subject which, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

               (vi) the Company has the requisite corporate power and authority to execute, deliver and perform all of its obligations under this Agreement and to issue, sell and deliver the Shares to the several Underwriters as provided herein; all necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement; this Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms;

               (vii) the issuance and sale of the Shares by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, nor will such action result in any violation of the provisions of the Charter Documents of the Company or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties;

               (viii) no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issuance and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Securities Act of the Shares, and such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws in connection with the purpose and distribution of the Shares by the Underwriters;

               (ix) the Company and its Subsidiaries have good and marketable title in fee simple to all real property owned by them, in each case free and clear of all Liens except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries in giving the opinion in this clause, such counsel may state that no examination of record titles for the purpose of such opinion has been made, and that they are relying upon a general review of the titles of the Company and its Subsidiaries, upon opinions of local counsel and abstracts, reports and policies of title companies rendered or issued at or subsequent to the time of acquisition of such property by the Company or its Subsidiaries, upon opinions of counsel to the lessors of such property and, in respect to matters of fact, upon certificates of officers of the Company or its Subsidiaries, provided that such counsel shall state that they believe that both the Representatives and they are justified in relying upon such opinions, abstracts, reports, policies and certificates;

               (x)     neither the Company nor any of its
Subsidiaries is in violation of its Charter Documents or other organizational or governing instruments or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

               (xi)    the authorized, issued and outstanding
capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization;" all of the outstanding shares of Common Stock have been, and the Shares to be issued on such Closing Date, upon issuance and delivery and payment therefor in the manner described herein, will be, duly authorized, validly issued, fully-paid and nonassessable;

               (xii) the statements set forth in the Prospectus under the caption "Description of Common Stock," insofar as they purport to constitute a summary of the terms of the Common Stock and under the caption "Underwriting," insofar as they purport to describe the provisions of U.S. laws and documents referred to therein, are accurate, complete and fair;

               (xiii) the form of certificate evidencing the Shares conforms to the requirements of the Missouri General and Business
Corporation Law;

               (xiv) the Company is not, and will not, following consummation of the Offering and the application of the net proceeds therefrom, become, an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act;

               (xv) the Shares have been conditionally approved for quotation on the NMS;

               (xvi) upon delivery of and payment for the Shares being issued and sold by the Company, the several Underwriters will receive good and valid title to such Shares, free and clear of all liens, encumbrances, equities, security interests, claims or other defects, assuming at such time that the Underwriters acquire such Shares in good faith without notice of any adverse claim (within the meaning of the Uniform Commercial Code provisions that govern the Company's sale of Shares to the Underwriters); and

               (xvii) the Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to such Closing Date (other than the financial statements, notes and related schedules and other fiscal and statistical data included therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Securities Act Rules; and each of the Incorporated Documents (except for the financial statements and notes and schedules and other fiscal and statistical data included therein, as to which such counsel need not express any opinion) complied when filed pursuant to the Exchange Act as to form in all material respects with the requirements of the Securities Act and the Securities Act Rules and the Exchange Act and the Exchange Act Rules.

     In addition such counsel will state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the Representatives and representatives of the independent certified public accountants of the Company, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in such documents, on the basis of the foregoing, no facts have come to the attention of such counsel which lead such counsel to believe that the Registration Statement, at the time it became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; that the Prospectus, as of its date or as of any Closing Date, contained any untrue statement of a material fact or omitted to state a material fact required to be therein or necessary to make the statements therein not misleading; or that any Incorporated Document, at the time it was filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that in making the foregoing statements, such counsel will not be required to express any view as to the financial statements and supporting schedules and other financial information derived therefrom, included in, incorporated by reference in or omitted from such documents.

          (j)  ____________________, counsel for the Selling
Shareholders, shall have furnished to the Representatives their written opinion, dated such Closing Date, in form and substance satisfactory to the Representatives, to the effect that:

               (i) the Michael F. Shanahan Sr. First Amended and Restated Revocable Living Trust and The Shanahan Family Voting Trust each have been duly organized and each is validly existing in good standing under the laws of the state of its organization;

               (ii) each Selling Shareholder has the requisite power and authority to execute deliver and perform all of its obligations under this Agreement and the Custody Agreement and to sell and deliver the Shares being sold by such Selling Shareholder to the several Underwriters as provided herein; all necessary action has been duly and validly taken by each Selling Shareholder to authorize the execution, delivery and performance of this Agreement and the Custody Agreement; this Agreement and the Custody Agreement have been duly authorized, executed and delivered by the each Selling Shareholder and constitute the legal, valid and binding obligations of each Selling Shareholder enforceable in accordance with their respective terms;

               (iii) the sale of the Shares being sold by each Selling Shareholder and the compliance by each Selling Shareholder with all of the provisions of this Agreement and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which any Selling Shareholder is a party or by which any Selling Shareholder is bound or to which any of the property or assets of any Selling Shareholder is subject, nor will such action result in any violation of the provisions of any Charter Documents of any Selling Shareholder or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over any Selling Shareholder or any of their properties;

               (iv) no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the sale of the Shares being sold by any Selling Shareholder or the consummation by the Selling Shareholders of the transactions contemplated by this Agreement or the Custody Agreement, except the registration under the Securities Act of the Shares, and such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws in connection with the purpose and distribution of the Shares by the Underwriters;

               (v) upon delivery of and payment for the Shares being sold by each Selling Shareholder, the several Underwriters will receive good and valid title to such Shares, free and clear of all liens, encumbrances, equities, security interests, claims or other defects, assuming at such time that the Underwriters acquire such Shares in good faith without notice of any adverse claim (within the meaning of the Uniform Commercial Code provisions that govern the Selling Shareholders' sale of Shares to the Underwriters); and

               (vi) there are no transfer or other taxes (other than income taxes) known to such counsel payable in connection with the sale and delivery of Shares by the Selling Shareholders to the several Underwriters or all such taxes have been fully paid in connection with such sale and delivery.

          (k) All proceedings taken in connection with the sale of the Firm Shares and the Option Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Representative and their counsel and the Representatives shall have received from Cadwalader, Wickersham & Taft, counsel for the Underwriters, favorable opinions, addressed to the Representatives, with respect to the Shares, the Registration Statement, the Prospectus, and such other related matters as the Representatives may reasonably request, and the Company shall have furnished to Cadwalader, Wickersham & Taft such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

          (l) The Representatives shall have received on each Closing Date (i) a certificate, including exhibits thereto, addressed to the Representatives and dated such Closing Date, of the Secretary or an Assistant Secretary of the Company, signed in such officer's capacity as such officer, as to (A) the Company's Charter Documents, (B) the Company's board of directors actions authorizing (1) the preparation, execution and filing of the Registration Statement, (2) the execution and delivery of this Agreement, (3) the performance of the transactions contemplated by this Agreement, the Registration Statement and the Prospectus and (4) the offering of the Shares and (C) the incumbency of the person or persons authorized to execute and deliver the Registration Statement, this Agreement, and any other documents contemplated by the offering of the Shares and (ii) similar certificates, as applicable, as to the Selling Shareholders selling Shares on such Closing Date.

          (m) The Representatives shall have received on each Closing Date, certificates, dated no more than five business days prior to the Closing Date, of the Secretaries of State (or other relevant authorities) of each State where the Company and each of its Subsidiaries is incorporated or qualified as a foreign corporation as to the good standing of the Company and each of its Subsidiaries. In addition, the Representatives shall have received copies of all Charter Documents of the Company and each of its Subsidiaries certified by the Secretary of State (or other relevant authorities) of the jurisdiction of incorporation of each of the Company and each of its Subsidiaries.

          (n) The Company shall have made all filings required under applicable securities laws and by the NMS.

          (o) CIBC Oppenheimer Corp. shall have received copies of the Lock-Up Agreements executed by each entity or person described in
Section 4(xvii) hereof.

          (p) The Company and the Selling Shareholders shall have furnished to the Representatives such further certificates and documents as the Representatives reasonably request.

     All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory to Cadwalader, Wickersham & Taft. The Company will furnish the Representatives with such number of confirmed copies of such opinions, certificates, letters and documents as the Representatives shall reasonably request.

     6.   Conditions of the Company's and the Selling Shareholders'
          ---------------------------------------------------------
Obligations.  The obligation of the Company to issue and sell the
-----------
Shares to be issued and sold by it at each Closing Date, and of the Selling Shareholders to sell the Shares being sold by each of them at each Closing Date, is subject to fulfillment of each of the following conditions:

          (a)  The Registration Statement shall be effective.

          (b) No order preventing or suspending the use of the Prospectus or the Registration Statement shall be in effect and no proceedings for such purposes shall be pending before or threatened by the Commission or the securities authorities of any state or other jurisdiction.

     7.   Covenants of the Company.  The Company covenants and agrees
          ------------------------
with each of the several Underwriters as follows:

          (a) The Company will use its best efforts to cause the Registration Statement and any amendment thereof, if not effective at the time and date that this Agreement is executed and delivered by the parties hereto, to become effective as promptly as possible. The Company will use its best efforts to cause any abbreviated registration statement pursuant to Rule 462(b) of the Securities Act Rules as may be required subsequent to the date the Registration Statement is declared effective to become effective as promptly as possible. The Company will notify the Representatives, promptly after it shall receive notice thereof, of the time when the Registration Statement, any subsequent amendment to the Registration Statement or any abbreviated registration statement has become effective or any supplement to the Prospectus has been filed. If the Company omitted information from the Registration Statement at the time it was originally declared effective in reliance upon Rule 430A(a) of the Securities Act Rules, the Company will provide evidence satisfactory to the Representatives that the Prospectus contains such information and has been filed, within the time period prescribed, with the Commission pursuant to Subparagraph (1) or (4) of Rule 424(b) of the Securities Act Rules or as part of a post-effective amendment to the Registration Statement as originally declared effective which is declared effective by the Commission. The Company shall promptly advise the Representatives of (i) any request by the Commission for any amendment to the Registration Statement or the Prospectus or for any additional information, (ii) the prevention or suspension of the use of any preliminary Prospectus or the Prospectus or of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, and (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company shall not file any amendment to the Registration Statement or supplement to the Prospectus unless the Company has furnished the Representatives a copy for its review prior to filing and shall not file any such proposed amendment or supplement to which the Representatives shall reasonably object. The Company shall use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

          (b) If, at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act and the Securities Act Rules, any event occurs as a result of which the Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it will be necessary to supplement the Prospectus to comply with the Securities Act or the Securities Act Rules, the Company promptly will prepare and file with the Commission, subject to the second sentence of Section 7(a) hereof, a supplement that shall correct such statement or omission or that will effect such compliance.

          (c) The Company will make generally available to its securityholders and to the Representatives as soon as practicable, but not later than forty-five (45) days after the end of the 12-month period beginning at the end of the fiscal quarter of the Company during which the Effective Date occurs (or 90 days if such 12-month period coincides with the Company's fiscal year), an income statement (which need not be audited) of the Company, covering such 12-month period, that satisfies the provisions of Section 11(a) of the Securities Act or Rule 158 of the Securities Act Rules.

          (d) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and as many copies of any preliminary prospectus and the Prospectus as the Representatives may reasonably request.

Provided, however, that the Company shall use reasonable efforts to furnish copies of the Prospectus and any term sheet or abbreviated term sheet under Rule 434 of the Securities Act Rules no later than the first full business day following the first day that Shares are traded.

          (e) In the event it becomes necessary to qualify the Shares for sale in various states, the Company shall cooperate with the Representatives and their counsel in endeavoring to qualify the Shares for offer and sale in connection with this offering under the state securities and Blue Sky laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required in connection therewith, as a condition thereof, to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction.

          (f) For a period of five (5) years after the date of this Agreement, the Company will supply to the Representatives, and to each other Underwriter who may so request in writing, copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock and to furnish to the Representatives a copy of each annual and other report it is required to file with the Commission. During such five-year period, if the Company shall continue to have active subsidiaries, the foregoing financial statements shall be on a consolidated basis to the extent that the amounts of the Company and its Subsidiaries are consolidated, and shall be accompanied by similar financial statements for any significant subsidiary which is not so consolidated.

          (g) The Company will take such steps as shall be necessary to ensure that neither the Company nor any of its Subsidiaries shall become an "investment company" within the meaning of the Investment Company Act and the rules and regulations thereunder.

          (h) Without the prior written consent of the Representatives, for a period of 90 days after the date of this Agreement, the Company will not and will cause its Subsidiaries and or any of its individual directors and executive officers, not to issue, sell, offer, contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any equity securities of the Company (or any securities convertible into or exercisable or exchangeable for or rights to purchase or acquire equity securities of the Company or its Subsidiaries), except for the issuance of the Shares pursuant to this Agreement. In the event that, during this period, any shares are issued pursuant to the Company's existing stock option or stock purchase plans, the Company will obtain a Lock-Up Agreement from such grantee or purchaser or holder of such registered securities.

          (i) On or before completion of this offering, the Company will make all filings required under applicable securities laws and by the NMS.

          (j) The Company will apply the net proceeds from the offering of the Shares in the manner set forth under "Use of Proceeds" in the Prospectus.

          (k) The Company will pay, or reimburse if paid by the Representatives, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses of the Company incidental to the public offering of the Shares and the performance of the obligations under this Agreement including those relating to: (i) the preparation, printing, filing and distribution of the Registration Statement, each preliminary prospectus, and the Prospectus and the printing, filing and distribution of this Agreement, the agreement among underwriters, the selected dealer agreement, the underwriters' questionnaire and any instruments related to any of the foregoing; (ii) the preparation and delivery of certificates for the Shares; (iii) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the various jurisdictions referred to in Section 7(e) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such registration and qualification and the preparation, printing, distribution and shipment of preliminary and supplementary Blue Sky memoranda; (iv) the furnishing (including costs of shipping and mailing) to the Representatives and to the Underwriters of copies of each preliminary prospectus and the Prospectus and of the several documents required by this Section 7 to be so furnished, as may be reasonably requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold; (v) the filing fees of the NASD in connection with its review of the terms of the public offering and reasonable fees and disbursements of counsel for the Underwriters in connection with such review; (vi) the furnishing (including costs of shipping and mailing) to the Representatives and to the Underwriters of copies of all reports and information required by Section 7(e) hereof; (vii) the inclusion of the Shares for quotation on the NMS; and (viii) all transfer taxes, if any, with respect to the sale and delivery of the Shares by the Company to the Underwriters. Subject to the provisions of
Section 8 hereof, the Underwriters will pay all costs and expenses incident to the performance of the obligations of the Underwriters under this Agreement not payable by the Company pursuant to the preceding sentence, including, without limitation, the fees and disbursements of counsel for the Underwriters.

     8.   Indemnification.
          ---------------

          (a) The Company, jointly with the Selling Shareholders, and Selling Shareholders, severally, will indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other Federal, state or local law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon (i) with respect to the Registration Statement, any untrue statement or alleged untrue statement of a material fact, any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they are made, not misleading, (ii) with respect to the Prospectus or any preliminary prospectus, any untrue statement or alleged untrue statement of material fact or any omission or alleged omission of material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any breach of the representations and warranties set forth in Section 4 hereof; provided, however, that such indemnity will not inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any losses, claims, damages or liabilities arising from the sale of the Shares to any person by such

Underwriter if such untrue statement or omission or alleged untrue statement or omission was made in such preliminary prospectus, the Registration Statement or the Prospectus in reliance upon and in conformity with information furnished in writing to the Company by the Representatives on behalf of any Underwriter specifically for use therein. The indemnification agreements of the Company contained in this paragraph and the representations and warranties of the Company contained in Section 4 will remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and will survive the delivery of any payment for the Shares.

          (b) Each Underwriter will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company, each officer of the Company who signs the Registration Statement and each Selling Shareholder, in each case to the same extent as the foregoing indemnity from the Company to each Underwriter, but only insofar as such losses, claims, damages or liabilities arise out of or are based upon (i) with respect to the information contained in the [____ paragraphs] of the cover page of the Prospectus, the paragraph relating to stabilization and market making on the [inside front cover page of Prospectus] and information contained [in the ___, ___ and ___ paragraphs] under the caption "Underwriting" in the Prospectus, any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) with respect to such information as contained in such sections of the Prospectus or any preliminary prospectus, any untrue statement or alleged untrue statement of material fact or any omission or alleged omission of material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The obligation of each Underwriter pursuant to this Section 8(b) is several and not joint. The indemnification agreements of each Underwriter contained in this Section 8(b) will remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and will survive the delivery of any payment for the Shares. The obligation of each Underwriter to indemnify the Company (including any controlling person, director or officer thereof) as the case may be shall be limited to the net proceeds received by the Company from such Underwriter.

          (c) Any party that proposes to assert the right to be indemnified under this Section 8 will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 8, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for in Section 8(a) or 8(b) hereof, will be available to any party who fails to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice but the omission so to notify such indemnifying party of any such action, suit or proceeding will not relieve it from any liability that it may have to any indemnified party for contribution or otherwise other than under this Section 8(c). In case any such action, suit or proceeding is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it wishes, jointly with any other indemnifying party similarly noticed, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party will not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party will have the right to employ its counsel in any such action, but the fees and expenses of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party is authorized in writing by the indemnifying parties, (ii) the indemnified party reasonably concludes that there may be a conflict of interest between the indemnifying parties and the indemnified party in the conduct of the defense of such action (in which case the indemnifying parties will not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying parties do not employ counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of one counsel will for all similarly situated indemnified parties be at the expense of the indemnifying parties.

          (d) The Company will not, without the prior written consent of each Underwriter, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such Underwriter or any person who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of such Underwriter and each such controlling person from all liability arising out of such claim, action, suit or proceeding.

          (e)  In addition to their other obligations under this
Section 8, the Company and the Selling Shareholders will reimburse the Underwriters on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in Section 8(a) hereof, notwithstanding the absence of a judicial determination as to the proprietary and enforceability of the obligations under this Section 8(e) and the possibility that such payments might later be held to be improper; provided, however, that (i) to the extent any such payment is ultimately held to be improper, the persons receiving such payments will promptly refund them and (ii) such persons will provide to the Company, upon request, reasonable assurances of their ability to effect any refund when and if due.

          (f) The provisions of this Section 8 and of Section 9 hereof relating to the indemnification and contribution obligations of the Company and the Selling Shareholders to the Underwriters and of the Underwriters to the Company supersede the indemnification and contribution provision contained in any registration rights or other agreements or instruments between the Company and any of its securityholders.

     9.   Contribution.  In order to provide for just and equitable
          ------------
contribution in circumstances in which the indemnification provided for in Section 8(a) or 8(b) is due in accordance with its terms but for any reason is held to be unavailable from the Company, the Selling Shareholders, or the Underwriters or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) hereof, the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, will contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by the Company and the Selling Shareholders from persons other than the Underwriters, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who may also be liable for contribution) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 8(c) hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company, the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Shareholders and the Underwriters will be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting commissions but before deducting expenses) received by the Company and the Selling Shareholders bear to the underwriting commissions received by the Underwriters, each as set forth in the table on the cover page of the Prospectus. The relative fault of the Company, the Selling Shareholders or the Underwriters will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact related to information supplied by the Company, the Selling Shareholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 9, (i) in no case will any Underwriter (except as may be provided in any Agreement Among Underwriters) be liable or responsible for any amount in excess of the underwriting commission applicable to the Shares purchased by such Underwriter and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act will have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of the Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Company who signed the Registration Statement and each director of the Company will have the same rights to contribution as the Company, subject in each case to the immediately preceding sentence. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties from whom contribution may be sought will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise (except as specifically provided in Section 8(c) hereof. The Underwriter's obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

     The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof, including without limitation the provisions of Sections 8 and 9 hereof, and are fully informed regarding said provisions. They further acknowledge that the provisions of Sections 8 and 9 hereof fairly allocate the risks in light of the ability of the parties to investigate the Registration Statement and the Prospectus as required by the Securities Act and the Exchange Act. The parties are advised that federal or state public policy, as interpreted by the courts in certain jurisdictions, may be contrary to certain of the provisions of Sections 8 and 9 hereof, and the parties hereto hereby expressly waive and relinquish any right or ability to assert such public policy as a defense to a claim under Sections 8 or 9 hereof and further agree not to attempt to assert any such defense.

     10.  Termination.  (a) This Agreement may be terminated with
          -----------
respect to the Shares to be purchased on a Closing Date by the Representatives, in its absolute discretion, by delivering written notice to the Company, if any of the conditions specified in Section 5 hereof will not, in the Representatives' judgment, be fulfilled by such Closing Date, or any of the following occurs after the date of this
Agreement: (i) if the Company shall have failed, refused or be unable to perform any agreement on its part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled is not fulfilled, including, without limitation, any change in the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company and its Subsidiaries from that set forth in the Registration Statement or Prospectus, which, in the Representatives' judgment, is material and adverse, or (ii) if additional material governmental restrictions, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange or on the American Stock Exchange or in the over the counter marked by the NASD, or trading in securities generally shall have been suspended on either such exchange or in the over the counter marked by the NASD, or if a banking moratorium shall have been declared by Federal or New York authorities, (iii) the taking of any action by any Federal, state or local government or agency in respect of its monetary or fiscal affairs, or (iv) if the Company or any of its Subsidiaries shall have sustained a loss by strike, fire, flood, wind, earthquake, accident or other calamity of such character as to interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured, (v) if there shall have been a material adverse change in the general political or economic conditions or financial markets as in the Representatives' reasonable judgment makes it inadvisable or impracticable to proceed with the offering, sale and delivery of the Shares, or (vi) if there shall have been an outbreak or escalation of hostilities or of any other instruction or armed conflict or the declaration by the United States of a national emergency which, in the reasonable opinion of the Representatives, makes it impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Prospectus.

          (b) If this Agreement is terminated pursuant to any of its provisions, the Company will not be under any liability to any Underwriter, and no Underwriter will be under any liability to the Company, except that the Company will indemnify and hold harmless the Underwriters for all reasonable out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) incurred by them in connection with the proposed purchase and sale of the Shares or in contemplation of performing their obligations hereunder.

     11.  Substitution of Underwriters.  If one or more of the
          ----------------------------
Underwriters fails (other than for a reason sufficient to justify the cancellation or termination of this Agreement under Section 10 hereof) to purchase on any Closing Date the Shares agreed to be purchased on such Closing Date by such Underwriter or Underwriters, the Representatives may find one or more substitute underwriters to purchase such Shares or make such other arrangements as the Representatives may deem advisable or one or more of the remaining Underwriters may agree to purchase such Shares in such proportions as may be approved by the Representatives, in each case upon the terms set forth in this agreement. If no such arrangements have been made by the close of business on the business day following such Closing Date:

          (a) if the number of Shares to be purchased by the defaulting Underwriters on such Closing Date will not exceed 10% of the Shares that all the Underwriters are obligated to purchase on such Closing Date, then each of the nondefaulting Underwriters will be obligated to purchase such Shares on the terms herein set forth in proportion to their respective obligations hereunder; provided, that in no event will the maximum number of Shares that any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this
Section 11 by more than one-ninth of such number of Shares without the written consent of such Underwriter, or

          (b) if the number of Shares to be purchased by the defaulting Underwriters on such Closing Date will exceed 10% of the Shares that all the Underwriters are obligated to purchase on such Closing Date, then the Company will be entitled to an additional business day within which it may, but is not obligated to, find one or more substitute underwriters reasonably satisfactory to the Representatives to purchase such Shares upon the terms set forth in this Agreement.

     In any such case, either the Representatives or the Company will have the right to postpone the applicable Closing Date for a period of not more than five (5) business days in order that necessary changes and arrangements (including any necessary amendments or supplements to the Registration Statement or the Prospectus) may be effected by the Representatives and the Company. If the number of shares to be purchased on such Closing Date by such defaulting Underwriter or Underwriters will exceed 10% of the Shares that all the Underwriters are obligated to purchase on such Closing Date, and neither the nondefaulting Underwriters nor the Company will make arrangements pursuant to this Section 11 within the period stated for the purchase of the Shares that the defaulting Underwriters agreed to purchase, this Agreement will terminate with respect to the Shares to be purchased on such Closing Date without liability on the part of any nondefaulting Underwriter to the Company and without liability on the part of the Company, except in both cases as provided in Sections 8 and 9. The provisions of this Section 11 will not in any way affect the liability of any defaulting Underwriter to the Company or the nondefaulting Underwriters arising out of such default. A substitute underwriter hereunder will become an Underwriter for all purposes of this Agreement.

     12.  Miscellaneous.  (a) The respective agreements,
          -------------
representations, warranties, indemnities and other statements of the Company and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons of the Company, and will survive delivery of and payment for the Shares. The provisions of Sections 8, 9 and 10 hereof shall survive the termination or cancellation of this Agreement.

          (b) This Agreement has been and is made for the benefit of the Underwriters, the Company and the Selling Shareholders and their respective successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling any of the Underwriters, or the Company, and the directors and officers of the Company, and their respective successors and assigns, and no other person will acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" will not include any purchaser of Shares from any Underwriter merely because of such purchase.

          (c) All notices and communications hereunder will be in writing and mailed or delivered or by telephone or telegraph if subsequently confirmed in writing, (a) if to the Representatives, c/o CIBC Oppenheimer Corp, CIBC Oppenheimer Tower, World Financial Center, New York, New York 10281, Attention: Kevin Sweeney, (212) 667-5011, with a copy to Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038, Attention: Brian Hoffmann, Esq., (212) 504-6383, (b) if to the Company, to its agent for service as such agent's address appears on the cover page of the Registration Statement with a copy to Armstrong, Teasdale, LLP, One Metropolitan Square, Suite 2600, St. Louis, Missouri 63102, Attention: John L. Gillis, Jr., Esq., (314) 342-8007 and (c) if to the Selling Shareholders, to each of them c/o Engineered Support Systems, Inc., 1270 North Price Road, St. Louis, Missouri 63132.

          (d) THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

          (e) This Agreement may be signed in any number of counterparts, each of which will be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                                                              DRAFT


     Please confirm that the foregoing correctly sets forth the agreement among us.

                            Very truly yours,



                            ENGINEERED SUPPORT SYSTEMS, INC.

                            By:_____________________________________
                               Name:
                               Title:





                            MICHAEL F. SHANAHAN SR. FIRST AMENDED
                              AND RESTATED REVOCABLE LIVING TRUST

                            By:_____________________________________
                               Name:
                               Title:





                            THE SHANAHAN FAMILY VOTING TRUST

                            By:_____________________________________
                               Name:
                               Title:



                            ________________________________________
                            Gary C. Gerhardt




                            ________________________________________
                            Ronald W. Davis

Confirmed:


CIBC OPPENHEIMER CORP.
A.G. EDWARDS & SONS, INC.
PAINE WEBBER INCORPORATED
PAULI JOHNSON CAPITAL & RESEARCH INCORPORATED



Acting severally on behalf of
themselves and as representative
of the several Underwriters named
in Schedule I annexed hereto.

CIBC OPPENHEIMER CORP.



By:____________________________________
   Name:
   Title:


A.G. EDWARDS & SONS, INC.



By:____________________________________
   Name:
   Title:


PAINE WEBBER INCORPORATED



By:____________________________________
   Name:
   Title:


PAULI JOHNSON CAPITAL & RESEARCH INCORPORATED



By:____________________________________
   Name:
   Title:

                         SCHEDULE I

                        UNDERWRITERS



                                                  Number of Firm
                                                   Shares to be
              Underwriter                            Purchased
             -------------                       ----------------

        CIBC Oppenheimer Corp.

        A.G. Edwards & Sons, Inc.

        Paine Webber Incorporated

        Pauli Johnson Capital & Research
        Incorporated

                                                -------------------
                                                     2,200,000

                        SCHEDULE II


PART I. FIRM SHARES SELLING SHAREHOLDER


                                                NUMBER OF FIRM
                                                SHARES SELLING
          SELLING SHAREHOLDER               SHAREHOLDER SECURITIES
          -------------------               ----------------------

          Michael F. Shanahan Sr.                   [   ]
          First Amended and Restated
          Revocable Living Trust

          The Shanahan Family Voting                [   ]
          Trust



PART II.  OPTION SHARES SELLING SHAREHOLDERS



                                               NUMBER OF OPTION
                                                SHARES SELLING
          SELLING SHAREHOLDERS              SHAREHOLDERS SECURITIES
          --------------------              -----------------------

          Michael F. Shanahan Sr.                   [   ]
          First Amended and Restated
          Revocable Living Trust

          The Shanahan Family Voting                [   ]
          Trust

          Ronald W. Davis                          15,000

          Gary C. Gerhardt                         15,000